EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Yorkville America Investment Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Yorkville America Investment Trust for the period ended March 31, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Yorkville America Investment Trust for the stated period.

/s/ Karen M. Shupe		/s/ Ann T. MacDonald
Karen M. Shupe Treasurer/Principal Executive Officer Yorkville America Investment Trust		Ann T. MacDonald Assistant Treasurer/Principal Financial Officer Yorkville America Investment Trust

Dated:	6/08/2026	Dated:	6/08/2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Yorkville America Investment Trust for purposes of Section 18 of the Securities Exchange Act of 1934.